Exhibit 10.2

April 18, 2012

Robert Mayson

c/o RealD Inc.

100 N. Crescent Dr., Suite 200

Beverly Hills, CA 90210

Re: Secondment To RealD Europe Limited

Dear Bob:

I write to confirm the revised terms and conditions of your employment with RealD Inc. (“the Company”) to cover your secondment to RealD Europe Limited (“the Host Company”).  Your existing terms and conditions of employment with the Company dated May 25, 2010 (as amended on April 18, 2012) (the “US Terms and Conditions”) will continue to apply unless expressly superseded by the contents of this letter (“the Secondment Letter”).

At the end of your secondment, this Secondment Letter will cease to have effect and you will revert to the US Terms and Conditions.

1.                                    SECONDMENT

1.1                               You will serve as Managing Director, RealD Europe and EVP Cinema EMEA with the Host Company.  This secondment will commence as of the date hereof, or as soon as is reasonably practicable thereafter, and is anticipated to last until (x) March 30, 2013 if the US Terms and Conditions expire on March 31, 2013, (y) March 30, 2014 if the US Terms and Conditions expire on March 31, 2014 or (z) March 30, 2015 if the US Terms and Conditions expire on March 31, 2015.  However, the Company may, at its discretion, terminate this secondment before the expiry of that period in accordance with the provisions of the US Terms and Conditions.

1.2                               During the period of this secondment, you will remain employed by the Company, but your services will be temporarily seconded to the Host Company.  You will be based at the offices of the Host Company at Hemel Hempstead.

2.                                    REMUNERATION

2.1                               You will continue to receive your remuneration and benefits from the Company, in accordance with the US Terms and Conditions, except as otherwise stated below:

(a)                                  Your salary will be $400,000 per annum, payable in accordance with the Company’s standard payroll procedures AND less all applicable withholdings and deductions.  For the avoidance of doubt, this salary is inclusive of any fees to which you may be entitled to as a director of RealD Europe Limited.

(b)                                 You will not be eligible to receive Company-sponsored benefits, including but not limited to group health benefits, 401(k) retirement benefits and PTO.  You will instead be eligible for the following in accordance with the rules and procedures of the Host Company:

(i)                                   25 days’ paid holiday, in addition to all Bank and Public holidays normally observed in England, to be taken at such times as are agreed with the Board of directors of the Host Company;

(ii)                                Statutory sick pay (“SSP”), if you are eligible to receive it under the legislation and regulations from time to time in force; and

(iii)                             Participation in the Host Company’s Group Personal Pension Scheme, details of which can be obtained from Lori Pettlon.  There is no pension contracting-out certificate in force in relation to your employment.

2.2                                 For the avoidance of any doubt, you will continue to be eligible to receive a bonus in accordance with the US Terms and Conditions, but you will not be eligible for any bonus or other incentive programs offered by the Host Company.

2.3                                 The Host Company will be responsible for reimbursing to you all business expenses reasonably and properly incurred on Host Company business.  You should follow the applicable procedure of the Host Company for the reimbursement of such expenses.

2.4                                 The Company or the Host Company, as applicable, shall have the right to withhold and deduct from any payment hereunder any foreign, federal, state or local taxes of any kind required by law to be withheld with respect to any payment to you.

3.                                      RELOCATION EXPENSES

3.1                                 The Company will reimburse you for actual, reasonable relocation expenses incurred in your relocation from the United States to the United Kingdom for the purposes of this Secondment, to a maximum of $35,000 gross (the “Relocation Expenses”), always in accordance with the Company’s reimbursement policies then in effect and subject to:

(a)                                  the Relocation Expenses being incurred after the Commencement Date and before May 30, 2012; and

(b)                                 you submitting a request for reimbursement with appropriate documentation and receipts by June 15, 2012 (the “Reimbursement Request”).

3.2                                 Subject to compliance with Clauses 3.1(a) - (b) above, the Relocation Expenses will be paid to you within 60 days of receipt of the Reimbursement Request, less any applicable deductions.

4.                                      WORK PERMITS

It is a condition of your acceptance of this secondment that you are eligible to work in the United Kingdom.  The Company may require you to provide proof of your eligibility to work in the United Kingdom, and reserves the right to immediately terminate this secondment if, for any reason, you are no longer entitled to reside or work in the United Kingdom.

5.                                      CONFIDENTIALITY, INTELLECTUAL PROPERTY AND POST-TERMINATION OBLIGATIONS

The RealD Employee Invention Assignment and Confidentiality Agreement which you signed on May 25, 2010, and Clauses 12 (Confidentiality), 13 (Intellectual Property, Inventions and Patents) and 14 (Post-Termination Obligations) and Schedule 2 of your contract of employment with RealD Europe Limited dated November 2008 shall continue to apply for the duration of the Secondment, save that references to the “Employment” in Clauses 12 and 13 and in Schedule 2 shall be deemed to mean your employment with RealD Inc. under the US Terms and Conditions.

6.                                      HOST COMPANY’S RULES AND PROCEDURES

During the period of your secondment, you will comply with the rules, procedures, working practices and policies of the Host Company.  You will be subject to the day to day management and control of the Host Company, from whom you will take instructions.  You will report to the Company’s President, Worldwide Cinema, or such other person as shall be notified to you.

7.                                      GRIEVANCE PROCEDURE

If you have any grievance relating to your secondment you should raise this in the first instance with the Board of Directors of the Host Company, which will deal with the matter by discussion and majority decision of those present and voting (you will not be entitled to vote on that issue).

8.                                      RETURN OF PROPERTY

On termination of this secondment, you shall forthwith return to the Host Company in accordance with its instructions all equipment, correspondence, records, specifications, software, models, notes, reports and other documents and any copies thereof and any other property belonging to the Host Company (including, but not limited to, keys, credit cards, equipment and passes) which are in your possession or under your control.

9.                                      GOVERNING LAW

9.1                                 The construction, validity and performance of this letter and all non-contractual obligations (if any) arising from or connected with this letter shall be governed by the laws of England.

9.2                                 Each party irrevocably agrees to submit to the exclusive jurisdiction of the courts of England over any claim or matter (including any non-contractual claim) arising under or in connection with this letter.

Would you please confirm your agreement to the terms of this secondment by signing and dating the duplicate copy of this letter, in the space provided.

Yours sincerely

/s/ Michael V. Lewis
Michael V. Lewis
For and on behalf of RealD Inc.

I agree to the terms and conditions of my secondment to RealD Europe Limited in accordance with this Secondment Letter.

/s/ Robert Mayson
Robert Mayson